UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                                 FORM 8-K



                              CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934


Date of Report (date of earliest event reported): March 26, 1997


                            TRANS ENERGY, INC.
          (Exact Name of Registrant as Specified in its Charter)



  NEVADA                          0-23530            93-0997412
State or Other                   (Commission        (IRS Employer
Jurisdiction)               File Number)            Identification
                                                   Number)

     210 Second Street, P.O. Box 393, St. Mary's, West Virginia 26170 (Address of Principal Executive Offices and Principal Place of Business)

Registrant's Telephone Number, Including Area Code: (304) 684-7053

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                                 FORM 8-K


Item 7.  Financial Statements and Exhibits.

     (a)  Financial statements of business acquired.

                    Not applicable.

     (b)  Pro forma financial information.

                    Not applicable.

     (c)  Exhibits:

          10.1      Form of Offshore Securities Subscription
                    Agreement.

          10.2 Form of 8% Cumulative Convertible Debenture due March 25, 2000, payable by the Registrant.


Item 9.  Sales of Equity Securities Pursuant to Regulation S.

     On March 26, 1997, Trans Energy, Inc. (the "Company") completed the sale (the "Transaction") of 8% Cumulative Convertible Debentures due March 25, 2000 (the "Debentures") in an agreeable principal amount of $1,430,000 in reliance upon the exemption from registration provided by Rules 901 through 904, inclusive ("Regulation S"), under the Securities Act of 1933, as amended, to the following foreign affiliated entitles: Baybridge International and Blue Chip Securities.

     In connection with the Transaction, the Company received net proceeds in the amount of approximately $1,272,000, after deducting certain expenses related to legal, accounting and other miscellaneous expenses. Presently, the Company intends to use the proceeds to a 3-D seismic program on its acreage in Wyoming and to complete its exploration activities on its acreage in its Sistersville field in West Virginia.

          Under the terms of the Debentures, at anytime forty-five
(45) days after issuance, purchasers of the Debentures shall have the right, at their discretion, to convert the Debentures into the Company's common stock at the lesser of (i) eighty percent (80%) of the five (5) day average daily closing bid price, as reported by the Nasdaq Stock Market, for the five (5) trading days immediately preceding the closing date of the Debenture offering, or (ii) seventy-five percent (75%) of the five (5) day average daily closing bid price, as reported by the Nasdaq Stock market for the five (5) trading days immediately preceding the applicable conversion date. The Debentures are subject to a mandatory thirty-six (36) month conversion feature at the end of which all Debentures outstanding will be automatically converted into the Company's common stock.

     In connection with the Transaction, the Company entered into an Offshore Securities Agreement with each of the investors pursuant to which, among other things, the investors make certain representations and warranties relating tho their respective purchase of the securities in accordance with the requirements and conditions of Regulation S and agree to take all necessary steps to ensure compliance with Regulation S.

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                                SIGNATURES


     In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             TRANS ENERGY, INC.



Date:  April 16, 1997              By       /S/ Loren E. Bagley
                                             (Signature)
                                        LOREN E. BAGLEY, President,
                                        Chief Executive Officer and
                                        Principal Financial Officer